Exhibit A

Form of Purchase Agreement

Exhibit 2

TRESTLE HOLDINGS, INC.

COMMON STOCK PURCHASE AGREEMENT

UP TO 1,500,000 UNITS

OF

COMMON STOCK

Dated as of June 1, 2004

TABLE OF CONTENTS

1.	AUTHORIZATION OF SECURITIES

2.	SALE AND PURCHASE OF STOCK

3.	SUBSCRIPTION; CLOSING; DELIVERIES

	3.1	Subscription
	3.2	Closing
	3.3	Deliveries by the Company and Investor
	3.4	General Closing Procedures
	3.5	Conditions of Company’s Obligations

4.	RESTRICTIONS ON TRANSFER OF SECURITIES.

	4.1	Restrictions on Transfer
	4.2	Removal of Transfer Restrictions

5.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

	5.1	Organization, Standing, etc
	5.2	Corporate Acts and Proceedings
	5.3	Binding Obligations
	5.4	Capitalization
	5.5	Securities
	5.6	Consent; No Violation

6.	INVESTOR REPRESENTATIONS AND WARRANTIES

7.	INDEMNIFICATION

	7.1	Indemnification by the Company
	7.2	Indemnification by the Investor
	7.3	Procedure

8.	ADDITIONAL DEFINITIONS

9.	MISCELLANEOUS

	9.1	Waivers and Amendments
	9.2	Notices
	9.3	Severability
	9.4	Choice of Law
	9.5	Expenses
	9.6	Commissions; Finder’s Fees
	9.7	Counterparts
	9.8	Headings; Interpretation

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LIST OF EXHIBITS

Exhibit A	Form of Warrant

Exhibit B	Company’s Wiring Instructions

LIST OF APPENDICES

Appendix I	Accredited Investor Questionnaire

Appendix II	Registration Statement Questionnaire

Appendix III	Investor’s Officer’s Certificate

ii

TRESTLE HOLDINGS, INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made and entered into as of June 1, 2004, by and among Trestle Holdings, Inc., a Delaware corporation with principal offices located at 199 Technology Drive, Suite 105, Irvine, California 92618 (the “Company”), and the undersigned investor (the “Investor”).

A.                                   The Company desires to sell to the Investor Units (defined below), and the Investor desires to purchase that number of Units set forth on the signature page hereof upon the terms and conditions hereinafter set forth at a purchase price of $2.00 per Unit, with each “Unit” being defined as and consisting of: (a) one share (a “Share”) of Common Stock of the Company, par value $.001 per share (the “Common Stock”), and (b) a warrant (a “Warrant”) to purchase one-half share of Common Stock (a “Warrant Share”) at an exercise price of $2.00 per Warrant Share which is exercisable for a period of three years from the date of issuance.  The form of Warrant is attached hereto as Exhibit A.

B.                                     The Company is offering up to 1,500,000Units, for an aggregate offering of up to $3,000,000, with no minimum amount of Units required to be sold by the Company.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       AUTHORIZATION OF SECURITIES.  On or before the Closing Date (as defined in Section 3), the Company will have authorized the issuance and sale of up to 1,500,000shares of Common Stock and up to 750,000Warrants, including the underlying Warrant Shares, at a price of $2.00 per Unit.  The shares of Common Stock so authorized for sale shall be issued and sold pursuant to this Agreement and other common stock purchase agreements (the “Other Purchase Agreements”) between the other investor signatories thereto, if any, and the Company.  The Other Purchase Agreements will be identical to this Agreement (except that the respective amounts of shares of Common Stock to be purchased will vary as specified on the signature page of each such agreement).  The Warrants so authorized for sale shall be issued and sold pursuant to the form of Warrant attached as Exhibit A to this Agreement and other warrants (the “Other Warrant Agreements”) between the other investor signatories thereto, if any, and the Company.  The Other Warrant Agreements will be identical to the form of Warrant attached as Exhibit A to this Agreement (except that the respective amounts of Warrant Shares will vary as specified on the first page of each such agreement).  The sale to each Investor of Units is to be a separate sale.

2.                                       SALE AND PURCHASE OF STOCK.  Upon the terms and subject to the conditions herein contained, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing (as defined in Section 3) on the Closing Date, the number of Units specified on the signature page attached hereto and will pay the Company the amount (the “Purchase Price”) specified on the signature page attached hereto at a price per Unit of $2.00.  As of the date hereof, Investor is delivering to the Company a fully executed copy of this Agreement, the Warrant in the form attached hereto as Exhibit A, the Accredited Investor

Questionnaire in the form attached hereto as Appendix I, and the Registration Statement Questionnaire in the form attached hereto as Appendix II.

3.                                       SUBSCRIPTION; CLOSING; DELIVERIES.

3.1                                 Subscription.  The period for the subscription for the purchase of Units under this Agreement and the Other Purchase Agreements will begin as of June 1, 2004 and will terminate at 11:50 p.m. Pacific time on July 15, 2004, unless extended by the Company for an additional period not to exceed 60 days (the “Termination Date”).  The Units are being offered on a “best efforts, no minimum” basis.

3.2                                 Closing.  The closing of the sale and purchase of the Units (the “Closing”) will occur at the offices of Kaye Scholer LLP, 1999 Avenue of the Stars, Suite 1700, Los Angeles, California 90067, at 10:00 A.M., California time, on the date specified by the Company and of which the Investor shall be notified by facsimile, electronic mail or otherwise, or at such other time or day, as the parties hereto may agree (the “Closing Date”).

3.3                                 Deliveries by the Company and Investor.  At the Closing, the Company shall deliver, or cause to be delivered, to the Investor a stock certificate evidencing the shares of Common Stock and the Warrants being purchased by it, each of which will be registered in the Investor’s name as stated on the signature page attached hereto, against delivery to the Company of payment by wire transfer or transfers in accordance with the instructions on Exhibit B in an amount equal to the Purchase Price of such Units.  The Investor shall make payment by wire transfer to the Company on the Closing Date.  Notwithstanding the foregoing, delivery of the Units to the Investor will take place within 3 days of the Closing Date, or as soon thereafter as the Company’s transfer agent is able to deliver such Units (but in any event not later than 3 business days thereafter).

3.4                                 General Closing Procedures.  The Investor acknowledges and agrees that, except as provided by this Agreement, the subscription for Units may not be revoked by the Investor once this Agreement and the Warrant is signed by the Investor and delivered by fax, or by any other means to the Company.  The Investor further acknowledges and agrees that a legally binding agreement between the Investor and the Company shall occur only after this Agreement and the Warrant is executed and delivered by the Company and the Company has the right, in its sole discretion, to accept or reject the Investor’s subscription in whole or in part.  In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including this Agreement and the Warrant) to the Investor.

3.5                                 Conditions of Company’s Obligations.  The Company’s obligation to issue and sell the Units to the Investor on the Closing Date is subject to: (i) the receipt and acceptance by the Company of a fully executed copy of this Agreement, the Warrant, the Accredited Investor Questionnaire in the form attached hereto as Appendix I, and the Registration Statement Questionnaire in the form attached hereto as Appendix II; (ii) the representations and warranties of the Investor in this Agreement, the Warrant, the Accredited Investor Questionnaire and the Registration Statement Questionnaire shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and (iii) receipt of the Investor’s Purchase Price.

4.                                       RESTRICTIONS ON TRANSFER OF SECURITIES.

4.1                                 Restrictions on Transfer.

(a)                                  The Investor understands and agrees that the Units to be acquired by it (including, individually, each of Shares, the Warrants and the Warrant Shares) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, the Units (including, individually, each of the Shares, the Warrants and the Warrant Shares) will not be transferable except in accordance with this Agreement and as may be permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act.  The Investor acknowledges that it must bear the economic risk of its investment in the Units for an indefinite period of time since none of the underlying shares of Common Stock, the Warrants and the Warrant Shares have been registered under the Securities Act and therefore none of them can be sold unless they are subsequently registered or an exemption from registration is available.

(b)                                 The Investor agrees with the Company that:

(i)                                     Subject to Section 4.2, the stock certificates evidencing the shares of Common Stock it has agreed to purchase, the Warrant Shares, when and if issued, and each stock certificate issued in transfer thereof, will bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR WITH ANY SECURITIES COMMISSION UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.”

(ii)                                  The stock certificates representing such Shares and Warrant Shares and each stock certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

(iii)                               Absent an effective registration statement under the Securities Act covering any proposed disposition of Units or any part thereof, it will not offer for sale, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of its Units (including, individually, each of the Shares, the Warrants and the Warrant Shares) without first providing the Company with an opinion of counsel to the effect that such offer, sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities or blue sky laws, except that no such registration or opinion will be required with respect to: (A) a transfer not involving a change in beneficial ownership, (B) the distribution of any of the Shares, the Warrants and the Warrant Shares by such Investor to any of its partners or retired partners or to the estate of any of its partners or retired partners, members, officers and directors or (C) a sale to be effected in accordance with Rule 144 under the Securities Act (or any comparable exemption).

(iv)                              It consents to the Company’s making a notation on its records or giving instructions to any transfer agent of the Shares and Warrant Shares in order to implement the restrictions on transfer of the Shares and Warrant Shares contemplated by this Section 4.1.

(v)                                 The Shares and Warrant Shares are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Shares or the Warrant Shares is accompanied by a separate officer’s certificate in the form of Appendix III, executed by an officer of the Investor.

(vi)                              Until such time as one or more of the requirements set forth in Section 4.2 have been satisfied, the Shares and Warrant Shares shall be restricted securities under the Securities Act and may be transferable only in accordance with this Agreement or the requirements of the Securities Act or any other applicable federal or state law, rule or regulation.

4.2                                 Removal of Transfer Restrictions.  The Company shall remove any legend endorsed on a stock certificate evidencing Shares, Warrants and Warrant Shares pursuant to Section 4.1(b)(i), and any stop transfer instructions and record notations with respect to such Shares, Warrants and Warrant Shares and issue a certificate without such legend to the holder of such Shares, Warrants and Warrant Shares: (A) if such Shares, Warrants and Warrant Shares are registered under the Securities Act, (B) if such Shares, Warrants and Warrant Shares may be sold under Rule 144(k) under the Securities Act or (C) if such holder provides the Company with an opinion of counsel to the effect that a sale or transfer of such Shares, Warrants and Warrant Shares may be made without registration under the Securities Act.

5.                                       REPRESENTATIONS AND WARRANTIES BY THE COMPANY.  In order to induce the Investor to enter into this Agreement and to purchase the Units, the Company covenants with, and represents and warrants to, the Investor as follows:

5.1                                 Organization, Standing, etc.  The Company and each of its Subsidiaries (as defined in Section 9) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and authority to carry on its business, as conducted, to own and hold its properties and assets.

5.2                                 Corporate Acts and Proceedings.  All corporate acts and proceedings required for the authorization, execution and delivery of this Agreement, the offer, issuance and delivery of the Units to be sold by the Company and the performance of this Agreement have been duly and validly taken or will have been so taken prior to the Closing.

5.3                                 Binding Obligations.  This Agreement constitutes legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

5.4                                 Capitalization.  The authorized capital stock of the Company as of March 21, 2004 is as set forth in the Quarterly Report on Form 10-QSB for the quarter ended March 31, filed with the Commission on May 17, 2004.

5.5                                 Securities.  The Units to be sold by the Company, when issued by the Company and paid for pursuant to the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens (as defined in Section 9) and restrictions, other than restrictions on transfer imposed by (a) Sections 4.1 and 4.2, (b) applicable state securities laws, and (c) the Securities Act.

5.6                                 Consent; No Violation.  The execution, delivery and performance by the Company of this Agreement and the Warrant: (a) will not require from the Company’s Board of Directors (the “Board”) or stockholders any consent or approval that has not been obtained, (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except such as will have been obtained prior to the Closing, (c) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award or (iv) any provision of the Certificate of Incorporation or Bylaws of the Company, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or affected and (e) will not result in the creation or imposition of any Lien; except where any of the foregoing would not have, alone or in the aggregate, a material adverse effect on the business, financial condition, operations or assets of the Company.

6.                                       INVESTOR REPRESENTATIONS AND WARRANTIES.  The Investor represents and warrants that:

(a)                                  It has the right, power, authority and capacity to execute and deliver this Agreement, the Warrant and each other document contemplated by this Agreement.  The Investor, if executing this Agreement and the Warrant in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement, the Warrant and each other document contemplated hereby for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation, limited liability company or other entity for whom or which the Investor is executing this Agreement.  The Investor, if an individual, has reached the age of majority according to the laws of the state in which he or she resides.

(b)                                 The execution, delivery and performance of this Agreement, the Warrant and each other document contemplated hereby by the Investor have been duly and validly authorized by all necessary action by the Investor, and no other action on the part of the Investor is required to authorize the execution, delivery and performance of this Agreement, the Warrant and each other document contemplated hereby.  This Agreement, the Warrant and each other document contemplated hereby constitutes legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms.

(c)                                  It is acquiring the Units for its own account for investment purposes and not with a view to, or in connection with, the distribution of all or any part thereof.

(d)                                 It is not aware of, and in no way relying on, any form of general solicitation or general advertising or the publication of any advertisement in connection with the offer and sale of the Units.

(e)                                  It has had access to and reviewed (i) the Confidential Private Placement Memorandum of the Company, dated June 1, 2004, (ii) the periodic and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) any other documents requested by it in connection with the execution of this Agreement and the Warrant.

(f)                                    It has, by reason of its business or financial experience or the business or financial experience of its professional advisers who are unaffiliated with and uncompensated by the Company, the ability to utilize the information made available to it in connection with the offering of the Units to evaluate the merits and risks of an investment in the Units and to make an informed investment decision with respect thereto; and it is an “accredited investor” (as defined in Rule 501(a) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act) by virtue of, among other things, the fact that it meets the investor qualification standards set forth on Appendix I.

(g)                                 It has had the opportunity to ask questions and receive answers from representatives of the Company regarding the terms and conditions of the Units and the finances, business and prospects of the Company as it deemed relevant, and all such questions have been answered and information provided to it and its professional advisers’ satisfaction.

(h)                                 It understands that the Units (including the Shares, the Warrants and the Warrant Shares) have not been registered under the Securities Act or registered or qualified under any applicable state securities or blue sky laws; that the offering and sale of the Units is intended to be exempt from registration under the Securities Act and from registration or qualification under applicable provisions of state securities or blue sky laws; and that, accordingly, the Units (including the Shares, the Warrants and the Warrant Shares) may not be offered for sale, sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities or blue sky laws or an exception from such registration is available.

(i)                                     It is a resident of the State indicated as part of its address on its signature page attached hereto.

(j)                                     It understands that the Company may pay certain brokers, dealers and finders a finder’s fee or commission not to exceed 10% as part of this transaction.

(k)                                  It understands that the Company may not sell Units to any other investor and the Company is not required to sell a minimum number of Units.  If the Company is not able to raise sufficient funds from the sale of Units, it may not be able to implement its business plan which would materially impact the value of the Shares, the Warrants and the Warrant Shares.

7.                                       INDEMNIFICATION.

7.1                                 Indemnification by the Company.  The Company agrees to indemnify, defend and hold the Investors and their officers, trustees, directors, partners, employees, consultants and agents (the “Investors’ Indemnitees”) harmless from and against any damages or third-party claims incurred or suffered by any of the Investors’ Indemnitees as a result of or arising out of or in connection with the Company’s breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement and such indemnity shall survive the execution and delivery of this Agreement for a period of one year.

7.2                                 Indemnification by the Investor.  The Investor agrees to indemnify, defend and hold the Company and its officers, trustees, directors, partners, employees, consultants and agents (the “Company’s Indemnitees”) harmless from and against any damages or third-party claims incurred or suffered by any of the Company’s Indemnitees as a result of or arising out of or in connection with the breach of any representation, warranty, covenant or agreement of the Investor contained in this Agreement and such indemnity shall survive the execution and delivery of this Agreement for a period of one year.

7.3                                 Procedure.  The applicable indemnified persons hereunder will promptly notify the applicable indemnitor hereunder of any potential indemnification claim upon discovery of the facts supporting the potential claim.  In any indemnification hereunder, the Company shall have the right to participate in any action brought against any indemnified person and to defend, manage and resolve the matter at the Company’s cost and with the indemnitees’ reasonable cooperation.

8.                                       ADDITIONAL DEFINITIONS.  Unless the context otherwise requires, the terms defined in this Section 9 have the meanings herein specified for all purposes of this Agreement.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

“Holder” of any Unit means the record or beneficial owner of such Unit.  A Holder of Units will be treated as the Holder of the Restricted Units underlying the Units.

“Holders of a Requisite Majority of the Restricted Units” means the Person(s) who are the Holders at the time of determination of a majority or more of the Restricted Units.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by law.

“Person” includes any individual, corporation, trust, association, company, partnership, limited liability company, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

“Restricted Unit” means (a) the Units (including the underlying shares of Common Stock, the Warrants and the Warrant Shares) and (b) any securities issued or issuable with respect to such Units by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that Units will only be treated as Restricted Units if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect to such Units are removed upon the consummation of such sale and the seller and purchaser of such Units receives an opinion of counsel for the Company, which is in form and content reasonably satisfactory to the seller and buyer and their respective counsel, to the effect that such Units in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

“Subsidiary” means any corporation, association or other business entity at least 50% of the outstanding equity of which entitled to vote in the election of directors (or the equivalent) is at the time owned or controlled directly or indirectly by the Company or by one or more of such subsidiary entities or both.

9.                                       MISCELLANEOUS.

9.1                                 Waivers and Amendments.  With the written consent of the Holders of a Requisite Majority of the Restricted Units, the obligations of the Company and the rights of the Holders of Units under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by the Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of Units and the Company; provided, however, that no such waiver or supplemental agreement may (a) affect any of the rights of any Holder of Units created by the Delaware General Corporation Law without compliance with all applicable provisions of the Delaware General Corporation Law or (b) reduce the aforesaid proportion of Restricted Units, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all the Restricted Units.  Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company will promptly give written notice thereof to the Holders of the Restricted Units who have not previously consented thereto in writing.  Neither this Agreement nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 10.1.  No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, will be deemed to be a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

9.2                                 Notices.  All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or mailed first class postage prepaid, registered or certified mail:

(a)                                  if to any Investor or Holder of any of the Units, to its address shown on signature page hereto, or at such other address as such Investor or Holder may specify by written notice to the Company; and

(b)                                 if to the Company, at the Company’s address first above written or at such other address as the Company may specify by written notice to the Investor.

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Each such notice, request, consent and other communication will be effective when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

9.3                                 Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal, invalid or unenforceable, it is the intention of the parties hereto that all other provisions of this Agreement should be given effect separately from the provision or provisions determined to be illegal, invalid or unenforceable and should not be affected thereby.

9.4                                 Choice of Law.  It is the intention of the parties hereto that the internal substantive laws, and not the laws of conflicts, of Delawareshould govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

9.5                                 Expenses.  The Company and the Investor will each pay all expenses incurred by each such party in connection with the transactions contemplated hereby.

9.6                                 Commissions; Finder’s Fees.  Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions or finder’s fees relative to this Agreement or to the transactions contemplated hereby based in any way on agreements or arrangements made or claimed to have been made by such party with any third party.

9.7                                 Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

9.8                                 Headings; Interpretation.  The headings of the Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.  Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement:  (i) the singular includes the plural and the plural includes the singular; (ii) “or” and “any” are not exclusive; (iii) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (iv) a reference to a person includes its permitted successors and assigns; (v) a reference in this Agreement to a Section, Exhibit or Appendix is to the Section, Exhibit or Appendix of this Agreement; and (vi) the neuter gender shall include the feminine and masculine.  References to this Agreement shall include a reference to all Exhibits and Appendices hereto, as the same may be amended, modified, supplemented or replaced from time to time.  References to any agreement, document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time.  The use of the word “including” in this Agreement to refer to specific examples shall be construed to mean “including, without limitation” or “including, but not limited to” and shall not be construed to mean that the examples given are an exclusive list of the topics covered.  All accounting terms used in this Agreement should, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

TRESTLE HOLDINGS, INC.

By:
Name:
Title:

[COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE - COMPANY]

The foregoing Agreement is hereby accepted as of the date first above written.

[Print Name of Investor]

By
Name:
Its:

Street Address

City, State, Zip Code

Telephone

Facsimile

Electronic mail address

Tax ID Number

Number of Units Subscribed for

$
Purchase Price

[Please complete Appendix I and Appendix II]

Exhibit A

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.

TRESTLE HOLDINGS, INC.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

Warrant No.	Dated June 30, 2004 (the “Effective Date”)

TRESTLE HOLDINGS, INC., a Delaware corporation (the “Company”), hereby certifies that, for value received,                                                    , or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to an aggregate of                                            (           ) shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $2.00 per share (the “Exercise Price”), at any time and from time to time during the Exercise Period, and subject to the following terms and conditions:

10.                                 Registration of Warrant.  The Company shall register this Warrant, in the books of the Company to be maintained for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

11.                                 Piggyback Registration Rights.

11.1                           Right to Piggyback .  Whenever the Company proposes to register any of its securities under the Securities Act (other than on a registration on Form S-4 or any successor form or a registration of non-convertible debt securities) on a registration form which may be used for the registration of any Warrant Shares (a “Piggyback Registration”), the Company will give prompt written notice to Holder of its intention to effect such a registration and will include in such registration all Warrant Shares (in accordance with the priorities set forth in Sections 2(a) and 2(b) below) with respect to which the Company has received written requests for inclusion within fifteen (15) days after the delivery of the Company’s notice.

11.2                           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, the Company will include in such registration first, the securities that the Company proposes to sell; second, the securities that any holder of registration rights issued prior to the Effective Date proposes to sell; and third, the Warrant Shares requested to be included in such registration.

11.3                           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than a demand registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in such offering, the Company will include in such registration first, the securities that any holder of registration rights issued prior to the Effective Date proposes to sell; and second, the Warrant Shares requested to be included therein by the Holder.

11.4                           Other Registrations.  If the Company has previously filed a registration statement with respect to Warrant Shares pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

11.5                           Selection of Underwriters.  In connection with any Piggyback Registration in which Holder has elected to include Warrant Shares, the Company shall have the right to select the managing underwriters to administer any offering of the Company’s securities in which the Company participates.

12.                                 Registration of Transfers and Exchanges.

12.1                           No Holder may transfer any Warrant without the prior written consent of the Company, which consent may be granted or denied in the sole discretion of the Company.  Should such consent be granted, the Warrants so transferred shall continue to be bound by this restriction in the hands of a subsequent Holder, and the Company shall not be required to recognize any attempted transfer of the Warrants in violation of this Agreement.

12.2                           Subject to the terms hereof, the Warrants shall be transferable only on the Warrant Register maintained at its principal office upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer.  In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company.  Upon any registration of transfer, the person to whom such transfer is made shall receive a new Warrant or Warrants as to the portion of the Warrant transferred, and the Holder of such Warrant shall be entitled to receive a new Warrant or

Warrants from the Company as to the portion thereof retained.  The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

13.                                 Duration and Exercise of Warrants.

13.1                           The term of this Warrant (the “Exercise Period”) shall be the period commencing June 30th, 2004 and ending on June 30th, 2007 (the “Expiration Date”).

13.2                           This Warrant shall be exercisable by the registered Holder on any business day during the Exercise Period before 5:00 P.M., Los Angeles time.  At 5:00 P.M., Los Angeles time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

13.3                           Subject to Sections 3(b), 5 and 8, upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and executed, to the Company at its office at 199 Technology Drive, Suite 105, Irvine, California 92618, Attention: Chief Financial Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks (subject to the Conversion Right in accordance with Section 4(d)), all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than ten (10) business days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise.

13.4                           In addition to and without limiting the rights of the Holder under the terms of this Warrant, Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares as provided in this Section 4(d) at any time or from time to time during the Exercise Period by delivering notice in accordance with Section 4(c).  Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the “Pre-Converted Warrant Shares”), the Company shall deliver to Holder that number of Warrant Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Exercise Date (as defined in Section 4(e)), which value shall be equal to (A) the aggregate Fair Market Value (as defined below) of the Pre-Converted Warrant Shares issuable upon exercise of this Warrant on the Exercise Date less (B) the aggregate Exercise Price of such Pre-Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1) Warrant Share on the Exercise Date.

Expressed as a formula, such conversion shall be computed as follows:

X = (A-B)
Y

where	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 3.

	Y =	the Fair Market Value (as defined below) of one (1) Warrant Share.

A =

the aggregate fair market value of the Pre-Converted Warrant Shares at the time the Conversion Right is elected pursuant to this Section 4(d) (i.e., Fair Market Value (as defined below) per Warrant Share x Pre-Converted Warrant Shares).

	B =	aggregate the Exercise Price of the Pre-Converted Warrant Shares (i.e., Exercise Price x Pre-Converted Warrant Shares).

For purposes of the provisions of this Warrant requiring a determination in accordance with this Section 4(d), “Fair Market Value” as of a particular date (the “Determination Date”) shall mean (i) for any security if such security is traded on a national securities exchange (an “Exchange”), the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices of the security on each of the last ten (10) trading days prior to the Determination Date reported on such Exchange, (ii) for any security that is not traded on an Exchange but which is quoted on the Nasdaq Stock Market (“NASDAQ”) or other electronic quotation system, the weighted average (based on daily trading volume) of the mid-point between the daily high and low trading prices reported on NASDAQ on each of the last ten (10) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (iii) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary.

13.5                           Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.  For purposes of this Section 4, a “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any new Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such new Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

13.6                           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares so long as at least one hundred (100) Warrant Shares are purchased in any one exercise or, if less, all of the Warrant Shares which may be purchased under this Warrant.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

13.7                           This Warrant shall only be exercisable if, and shall be only exercisable to the extent, it is legal to do so because, among other things, the Warrant Shares are registered pursuant to a registration statement which has been declared effective by the Securities and Exchange Commission, and which is still effective on the applicable date of exercise, or the issuance of such Warrant Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

14.                                 Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

15.                                 Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it.  Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

16.                                 Adjustments

16.1                           For Changes in Common Stock.  If the Company, at any time and from time to time while this Warrant is outstanding, (i) subdivides its outstanding shares of Common Stock into a larger number of shares, or (ii) combines its outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the number of Warrant Shares shall be proportionately increased (in the case of a subdivision described in clause (i) above), or proportionately decreased (in the case of a combination described in clause (ii) above) to become effective immediately after the day upon which such subdivision or combination becomes effective.  The Company shall give written notice of each adjustment or readjustment of the number of Warrant Shares or other securities issuable upon exercise of this Warrant; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

16.2                           Merger, Sale or Reclassification.  In case of any (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or (iii) reclassification, change or conversion of securities of the class issuable upon exercise of this

Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), Holder shall thereafter have the right to receive upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such consolidation, merger, sale or other disposition, reclassification, change or conversion by a holder of the number of Warrant Shares then purchasable under this Warrant.  The provisions of this Section 7(b) shall similarly apply to successive reclassifications, changes and conversions.

17.                                 Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall, on an aggregate basis, be rounded downto the nearest whole number of shares.

18.                                 Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9 prior to 4:30 P.M. (Los Angeles time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9 later than 4:30 P.M. (Los Angeles time) on any date and earlier than 11:59 P.M. (Los Angeles time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (i) if to the Company, to Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California 92618, Attention: Chief Financial Officer, or to facsimile no.  (949) 673-1058, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 9.

19.                                 Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any new warrant agent shall be a party to this Warrant without any further act.  Any new warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

20.                                 Holder’s Representations and Warranties.  As of the date hereof, Holder hereby makes the representations, warranties and covenants set forth on Exhibit A hereto as though fully set forth herein.

21.                                 Stockholder Rights.  Until the valid exercise of this Warrant, the Holder shall not be entitled to any of the rights of a stockholder of the Company.

22.                                 Miscellaneous.

22.1                           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing signed by the Company and the Holder.

22.2                           Subject to Section 13(a), nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

22.3                           This Warrant and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) shall be imprinted with one or all of the following legends:

(a)                                  “THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.”

(b)                                 any legend required by applicable state securities laws;

(c)                                  any legend required by the Company’s certificate of incorporation or certificate of determination; and/or

(d)                                 any legend required by any applicable shareholders’ agreement.

22.4                           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

22.5                           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

22.6                           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first written above.

TRESTLE HOLDINGS, INC.,
a Delaware corporation

By:
Name: Michael Doherty
Title: Chairman

Acknowledged and agreed to:

By:		,
its

By:		,
its

By:
Name:
Title:

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Trestle Holdings, Inc.:

[CHECK PARAGRAPH THAT APPLIES]

☐ In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase                          shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Trestle Holdings, Inc. and encloses herewith $                   in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

- OR -

☐ In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to convert such Warrant into                      shares of Common Stock by cashless exercise pursuant to Section 3(e) of the Warrant.  Also enclosed is documentation supporting the calculation of such number of shares of Common Stock to which this Form of Election to Purchase relates.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of                                         .

PLEASE INSERT SOCIAL SECURITY
OR TAX IDENTIFICATION NUMBER

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ,	Name of Holder:

(Print)

(By:)
(Name:)
(Title:)

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

A-2

[To be completed and executed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                   the right represented by the within Warrant to purchase                          shares of Common Stock, par value $0.001 per share, of Trestle Holdings, Inc. to which the within Warrant relates and appoints                             attorney to transfer said right on the books of Trestle Holdings, Inc. with full power of substitution in the premises.

Dated:

,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee
In the presence of:

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EXHIBIT A

Representations, Warranties and Covenants of Holder

Holder hereby represents, warrants and covenants to the Company as follows:

1.                                       Holder has full capacity, power and authority to countersign and deliver the Warrant.

2.                                       The execution and delivery by Holder of the Warrant have been duly and validly authorized by all necessary action by Holder, and no other action on the part of Holder is required to authorize the execution, delivery and performance of the Warrant.

3.                                       Without limiting the terms of the investment representations set forth below, Holder represents that Holder has:

(a)                                  had an opportunity to ask questions and receive answers from the Company and its officers and directors regarding matters relevant to the Company and an investment therein;

(b)                                 further had the opportunity to obtain any and all information that Holder deemed necessary or appropriate to evaluate the Company and the investment represented by the Warrant (and the other Securities, as defined below) as well as to verify the accuracy of information otherwise provided to Holder; and

(c)                                  received and reviewed all information that Holder deemed necessary or appropriate to evaluate the Company and the investment represented by the Warrant (and the other Securities, as defined below).

4.                                       Holder is experienced in making investments in the unregistered and restricted securities of development stage companies.  Holder understands that such investments (including that represented by the Securities) involve a high degree of speculation and risk.  Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment in the Company represented by the Securities and, by reason of Holder’s financial and business experience, Holder has the capacity to protect Holder’s interest in connection with the investment in the Securities.  Holder is financially able to bear the economic risk of the investment represented by the Securities, including a total loss of such investment.

5.                                       Either (i) Holder has a preexisting personal or business relationship with the Company or one or more of its officers, directors or control persons or (ii) by reason of Holder’s business or financial experience, Holder is capable of evaluating the risks and merits of the investment represented by the Securities and of protecting Holder’s own interests in connection with such investment.

6.                                       Holder is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).

7.                                       The Warrant, any Warrant Shares and any securities issuable, directly or indirectly, upon conversion of the Warrant Shares (collectively the “Securities”) are being and will be acquired by Holder (i) solely for investment purposes, (ii) for Holder’s own account only and (iii) not for sale, transfer or with a view to any distribution of all or any part of such Securities.  No other person will have any direct or indirect beneficial interest in the Securities.

8.                                       Holder understands that no public market now exists for any securities of the Company and that the Company has made no assurances or representations whatsoever that a public market will ever exist for any of the Company’s securities.

9.                                       Holder has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with the Securities and the transactions contemplated hereby.

10.                                 Holder acknowledges that the Securities have not been and will not be registered under the Act or qualified under any state securities or blue sky laws in reliance, in part, on the representations and warranties herein.

11.                                 Holder understands that (i) the Securities are “restricted securities” under the federal securities laws (e.g., the Act) insofar as the Securities will be acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Securities may be resold without registration under the Act only in certain limited circumstances and (iii) in the absence of registration under the Act (which is not presently contemplated and with respect to which the Company has no obligation) the Securities must be held indefinitely.  Holder understands the resale limitations imposed by the Act and is familiar with Rule 144 under the Act, as presently in effect, and the conditions that must be met in order for Rule 144 to be available with respect to the resale of “restricted securities.”  Holder understands that the Company does not presently meet conditions for the availability of Rule 144 under certain circumstances (e.g., the provision of current “public company” information) and that the Company has no present plans ever to do so.

12.                                 Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities purchased hereunder unless and until:

(a)                                  there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(b)                                 Holder shall have (1) notified the Company of the proposed disposition, (2) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (3) furnished the Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the

A-5

consent of (or a permit from) any authority under any applicable state securities laws.

13.                                 In the case of any disposition of any Securities pursuant to Rule 144 under the Act, then in addition to the matters set forth above, Holder shall promptly forward to the Company a copy of any Form 144 filed with the Securities and Exchange Commission (the “SEC”) with respect to such disposition and a letter from the executing broker satisfactory to the Company evidencing compliance with Rule 144.  If Rule 144 is amended or if the SEC’s interpretations thereof in effect at the time of any such disposition by Holder have changed from the SEC’s present interpretations thereof, Holder shall provide the Company with such additional documents as the Company may reasonably require.

14.                                 In the event of an initial public offering relating to any of the Company’s securities, or any securities into which such securities may be converted or exchanged, Holder shall enter into a lock-up agreement upon such terms as shall be requested by the managing underwriter for such offering.

15.                                 At the request of the Company, Holder agrees to enter into any shareholders’ agreement with respect to the Common Stock into which this Warrant is exercised in the form entered into by the other holders of Common Stock.

A-6

Appendix I

Accredited Investor Questionnaire

TRESTLE HOLDINGS, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

Trestle Holdings, Inc.

199 Technology Drive, Suite 105

Irvine, California 92618

Ladies and Gentlemen:

The following information is furnished to you in order for you to determine whether the undersigned (the “Investor”) will be a qualified purchaser of common stock, $.001 par value per share (the “Common Stock”) of Trestle Holdings, Inc. (the “Issuer”), pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder (“Regulation D”).  Capitalized terms used herein without definition shall have the meaning ascribed to them in the Common Stock Purchase Agreement, dated as of June 1, 2004 (the “Purchase Agreement”), by and between the Issuer and the Investor.

I understand that you will rely upon the following information for purposes of such determination and that the Units will not be registered under the Act in reliance upon the exemption from registration provided by Section 4(2) of the Act and Regulation D.

The undersigned understands that this Questionnaire is merely a request for information and is not an offer to sell or a solicitation of an offer to buy or a sale of the Units.  The undersigned also understands that he or she may be required to furnish additional information.

1.               Representations and Warranties of the Investor.  The Investor hereby makes the following representations and warranties to the Issuer and agrees with the Issuer that:

(a)	Accredited Investor. The Investor is (check applicable box):

(i)

☐

a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act acting in either an individual or fiduciary capacity.

(ii)

☐

a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii)

☐

an insurance company as defined in Section 2(a)(13) of the Act.

(iv)

☐

an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.

(v)

☐

a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(vi)

☐

a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(vii)

☐

an employee benefit plan (A) within the meaning of the Employee Retirement Income Security Act of 1974 and the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (B) having total assets in excess of $5,000,000 or (C) if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(viii)

☐

a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(ix)

☐

an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(x)

☐

any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

(xi)

☐

an individual. (See paragraph 1(b) below.)

(xii)

☐

an entity of which each equity or beneficial owner is an entity described in (1) - (10) under this paragraph 1(a) or is an individual who could check one (1) of the first three (3) boxes under paragraph 1(b).

(Initial)

(b)	Individual Investors. If the Investor checked the box in paragraph 1(a)(11) for “an individual,” then the Investor (check all applicable boxes):

(i)

☐

is a director or executive officer of the Company.

(ii)

☐

has an individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeding $1,000,000.

(iii)

☐

had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(iv)

☐

none of the above.

(Initial)

2. The undersigned represents that:

(a)	the information contained herein is complete and accurate and may be relied upon, and

(b)	the undersigned will notify the Issuer immediately of any adverse change in any of such information occurring prior to the Closing (as defined in and pursuant to the Purchase Agreement).

IN WITNESS WHEREOF, the undersigned has initialed the foregoing statements and executed this Questionnaire this      day of                                , 2004.

By:
Name:
Title:

Appendix II

Registration Statement Questionnaire

In connection with the preparation of the Registration Statement, please provide us with the following information:

Pursuant to the “Selling Stockholders” section of the Registration Statement, please state your organization’s name exactly as it should appear in the Registration Statement and provide the following information, as of                              , 2004, as to your organization:

                                                    [name]

(1)	(2)	(3)

Number of shares of Trestle Holdings, Inc. Common Stock owned prior to completion of the sale of shares included in Registration Statement	Number of shares of Trestle Holdings, Inc. Common Stock which are being included in the Registration Statement	Number of shares of Trestle Holdings, Inc. Common Stock, if any, which will be owned after completion of sale of shares included in Registration Statement

Has your organization had any position, office or other material relationship within the past three years with Trestle Holdings, Inc. or its affiliates?

☐ Yes       ☐ No

If yes, please indicate the nature of any such relationships below:

The undersigned represents that:

(a)                                  the information contained herein is complete and accurate and may be relied upon, and

II

(b)                                 the undersigned will notify the Issuer immediately of any adverse change in any of such information occurring prior to the Closing (as defined in and pursuant to that certain Common Stock Purchase Agreement, dated June 1, 2004, by and between the Issuer and the Investor).

IN WITNESS WHEREOF, the undersigned has initialed the foregoing statements and executed this Questionnaire this           day of                , 2004.

By:
Name:
Title:

Appendix III

Investor’s Officer’s Certificate

INVESTOR’S OFFICER’S CERTIFICATE

Trestle Holdings, Inc.

199 Technology Drive, Suite 105

Irvine, California 92618

Ladies and Gentlemen:

The undersigned, an officer of, or other person duly authorized by [                                                     ] (the “Investor”) hereby certifies to Trestle Holdings, Inc. (the “Issuer”) that the Investor is the purchaser of the shares of common stock, $.001 par value per share (the “Common Stock”) of the Issuer as evidenced by the attached stock certificate(s).  As such, the Investor sold such shares on                                , 200   in accordance with the registration statement number [                                           ] and the requirement of delivering a current prospectus, and current annual and quarterly reports by the Company has been complied with in connection with such sale.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this             day of                            , 200    .

By:
Name:
Title:

III